Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-206657

Prospectus

LINDBLAD EXPEDITIONS HOLDINGS, INC.

16,100,000 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

4,625,000 Shares of Common Stock

6,100,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of (i) 10,000,000 shares of our common stock, par value $0.001 per share (referred to as “common stock”), upon the exercise of warrants originally issued as part of units in our initial public offering (referred to as “public warrants”); (ii) 5,600,000 shares of our common stock upon the exercise of warrants originally sold in a private placement that closed simultaneously with the consummation of our initial public offering (referred to as “sponsor warrants”) and (iii) 500,000 shares of our common stock upon the exercise of warrants issued in connection with conversion of $500,000 of convertible notes into warrants (referred to as “conversion warrants” and together with the public warrants and the sponsor warrants, the “warrants”).

This prospectus also relates to the resale by the selling security holders named in this prospectus or their permitted transferees of (i) 4,625,000 shares of our common stock originally sold in a private placement to our initial stockholders prior to our initial public offering; (ii) 5,600,000 sponsor warrants and (iii) 500,000 conversion warrants. The selling security holders may offer, sell or distribute all or a portion of their securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling security holders of the securities owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these securities and the selling security holders will bear all commissions and discounts, if any, attributable to their sale of securities, except as otherwise expressly set forth in this prospectus.

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share. We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $185.2 million. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the sale of the common stock underlying the warrants.

We are an “emerging growth company” as defined under the Jumpstart Our Business Startups Act and will therefore be subject to reduced public company reporting requirements.

Our common stock and warrants are listed on The NASDAQ Capital Market under the symbols “LIND” and “LINDW,” respectively. On September 15, 2015, the last reported sale price of our common stock and warrants on The NASDAQ Capital Market was $9.36 and $1.36, respectively.

Investment in our securities involves risks. See the risk factors identified in the documents incorporated by reference herein for more information regarding risks you should consider before investing in our common stock and/or warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2015.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement. For further information about us and our securities, please refer to the information referred to under “Where You Can Find More Information” and to the registration statement and the exhibits that are a part of the registration statement.

You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, “we,” “us,” and “our” refer to Lindblad Expeditions Holdings, Inc. and its subsidiaries.

“Forward-Looking” Information

The information included or incorporation by reference into this prospectus contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. Certain factors that could cause results to differ materially from those projected in the forward-looking statements, including, among other things:

●	the anticipated results of the mergers with Lindblad Expeditions, Inc.;

●	changes adversely affecting the business in which we are engaged;

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●	management of our growth and our ability to execute on our planned growth;

●	general economic conditions;

●	our business strategy and plans;

●	our compliance with laws and regulations, including the U.S. Citizenship and Cabotage laws principally contained in 46 U.S.C. §50501(a), (b) and (d) and 46 U.S.C. Chapter 551 and the regulations promulgated thereunder;

●	compliance with the financial and/or operating covenants in our amended credit agreement;

●	adverse publicity regarding the cruise industry in general;

●	loss of business due to competition;

●	the result of future financing efforts; and

●	those risks discussed in the sections entitled “Risk Factors” in the documents incorporated by reference into this prospectus.

These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

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The Company

Overview

We were originally incorporated in Delaware on August 9, 2010 as a blank check company to acquire, through a merger, share exchange, asset acquisition, stock purchase, plan of arrangement, recapitalization, reorganization or other similar business combination, one or more businesses or entities.

On July 8, 2015, we completed a series of mergers whereby Lindblad Expeditions, Inc., a New York corporation, became our wholly-owned subsidiary. As consideration for the mergers, the total purchase price consisted of an aggregate of (i) $90.0 million in cash (a portion of which was paid as transaction bonuses) and (ii) 20,017,787 shares of our common stock. We also assumed outstanding stock options and converted such options into options to purchase an aggregate of 3,821,696 shares of our common stock with an exercise price of $1.76 per share.

Immediately following the mergers, we changed our name to Lindblad Expeditions Holdings, Inc. We provide expedition cruising and adventure travel experiences. We provide itineraries that feature up-close encounters with wildlife and nature and promotes guest empowerment and interactivity.

Lindblad Expeditions, Inc. was founded in 1979 by Sven-Olof Lindblad, whose father, adventure-travel pioneer Lars-Eric Lindblad, led some of the first non-scientific groups of travelers to Antarctica in 1966 and the Galapagos in 1967. Sven-Olof Lindblad founded Lindblad Expeditions, Inc. in order to offer innovative and educational travel expeditions to the world’s most remarkable places.

We currently operate a fleet of six expedition ships owned by our subsidiaries and four seasonal charter vessels. Our mission is offering life-changing adventures on all seven continents, and pioneering innovative ways to allow our guests to connect with exotic and remote places. Our expedition ships are customized, nimble and intimately-scaled vessels that are able to venture where larger cruise ships cannot, thus allowing us to offer up-close experiences in the planet’s wild and remote places and capitals of culture. Many of these expeditions involve travel to remote places with limited infrastructure and ports (such as Antarctica and the Arctic) or places that are best accessed by a ship (such as the Galapagos, Alaska, Baja’s Sea of Cortez, Costa Rica and Panama), and foster active engagement by guests. Each expedition ship is designed to be comfortable and inviting, while being fully equipped with state-of-the-art tools for in-depth exploration.

Upon the closing of the mergers, Sven-Olof Lindblad, Mark D. Ein, L. Dyson Dryden, John M. Fahey and Paul J. Brown were elected or re-elected, as the case may be, as our directors, with Mark D. Ein being designated as Chairman. In addition, Mr. Ein resigned as our Chief Executive Officer, Treasurer and Secretary and Mr. Dryden resigned as our Chief Financial Officer. The following executive officers were appointed: Sven-Olof Lindblad, as Chief Executive Officer and President; Ian Rogers, as Chief Operating Officer, Chief Financial Officer and Vice President; Trey Byus, as Chief Expedition Officer; Richard Fontaine, as Chief Marketing Officer; and Pete Miller, as Senior Vice President, Fleet Operations. (Mr. Miller subsequently provided notice of resignation to pursue interests outside the cruise industry.) Our common stock and warrants continue to be listed on The NASDAQ Capital Market under the symbol “LIND” and “LINDW.”

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 96 Morton Street, 9th Floor, New York, New York 10014. Our telephone number is (212) 261-9000. Our Internet website address is www.expeditions.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

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The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Issuance of Common Stock Underlying Warrants:

Shares to be issued upon exercise of warrants	10,000,000 shares of our common stock upon the exercise of public warrants; (ii) 5,600,000 shares of our common stock upon the exercise of sponsor warrants and (iii) 500,000 shares of our common stock upon the exercise of conversion warrants.

Common stock to be outstanding assuming all of the warrants are exercised for cash(1)	60,817,759 shares.

The NASDAQ Capital Market symbols	Our common stock and warrants are listed on The NASDAQ Capital Market under the symbols “LIND” and “LINDW,” respectively.

Use of proceeds	We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $185.2 million. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the sale of the common stock underlying the warrants. We currently intend to use theses proceeds, if any, for working capital and general corporate purposes.

Resale of Common Stock and Warrants by Selling Security Holders:

Common stock offered by the selling security holders	We are registering 4,625,000 shares of common stock to be offered by the selling security holders named herein.

Warrants offered by the selling security holders	We are registering (i) 5,600,000 sponsor warrants and (ii) 500,000 conversion warrants to be offered by the selling security holders named herein.

Terms of the Offering	The selling security holders will determine when and how they will dispose of the common stock and warrants registered under this prospectus for resale.

Common stock to be outstanding assuming all of the warrants are exercised for cash(1)	60,817,759 shares.

The NASDAQ Capital Market symbols	Our common stock and warrants are listed on The NASDAQ Capital Market under the symbols “LIND” and “LINDW,” respectively.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock or warrants by the selling security holders. However, we will receive proceeds from any cash exercise of the warrants. We currently intend to use theses proceeds, if any, for working capital and general corporate purposes.

(1) The number of shares outstanding after this offering is based on 44,717,759 shares of common stock outstanding as of August 26, 2015. The number of shares of common stock to be outstanding after this offering excludes the following as of August 26, 2015: (i) 3,821,696 shares of common stock issuable upon the exercise of outstanding stock options and (ii) 2,500,000 shares of common stock available for issuance under our 2015 Long-Term Incentive Plan.

Risk Factors

See “Risk Factors” and the other information incorporated by reference in this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock and/or warrants.

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Risk Factors

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on 10-Q and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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Use of Proceeds

Issuance of Common Stock Underlying Warrants:

We will receive all of the proceeds from any cash exercise of the warrants. If all of the warrants were exercised in full for cash, we would receive gross proceeds of $185.2 million. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We will receive no proceeds from the sale of the common stock underlying the warrants. We currently intend to use these proceeds, if any, for working capital and general corporate purposes.

Resale of Common Stock and Warrants by Selling Security Holders:

We will not receive any of the proceeds from the sale of shares of common stock or warrants by the selling security holders. However, we will receive proceeds from any cash exercise of the warrants. However, there can be no assurance that any warrants will be exercised, or if warrants are exercised, how many would be exercised for cash. We currently intend to use theses proceeds, if any, for working capital and general corporate purposes.

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Price Range of Securities and Dividends

Our common stock and warrants are traded on The NASDAQ Capital Market under the symbols “LIND” and “LINDW,” respectively. The following table sets forth the high and low sales prices for our common stock and warrants for the periods indicated since the common stock and warrants commenced public trading separately on July 1, 2013.

	Units*		Common Stock		Warrants
Period	High	Low	High	Low	High	Low

Fiscal 2015:
Third Quarter**	N/A	N/A	$10.85	$8.20	$2.48	$0.80
Second Quarter	$13.80	$10.52	$12.00	$10.20	$2.71	$1.05
First Quarter	$10.50	$9.85	$10.20	$8.91	$1.10	$0.26

Fiscal 2014:
Fourth Quarter	$10.37	$9.90	$9.88	$7.86	$0.54	$0.32
Third Quarter	$10.60	$9.97	$10.05	$8.90	$0.55	$0.28
Second Quarter	$12.21	$9.90	$10.53	$9.66	$0.69	$0.49
First Quarter	$10.95	$10.05	$9.89	$9.62	$0.65	$0.49

Fiscal 2013:
Fourth Quarter	$12.95	$10.00	$9.75	$9.55	$0.79	$0.60
Third Quarter***	$10.24	$10.00	$10.10	$9.26	$1.05	$0.40
Second Quarter***	$10.20	$10.01	--	--	--	--

*	Our units were separated into one share of common stock and 0.5 warrants in connection with the mergers with Lindblad.
**	Information through August 26, 2015.
***	Trading commenced May 10, 2013 for our units and July 1, 2013 for our warrants and common stock.

Holders

As of August 26, 2015, there was 10 holders of record of our common stock and 11 holders of record of our warrants.

Dividends

We have not paid any cash dividends on our common stock to date and it is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is also subject to restrictions pursuant to our amended and restated credit facility.

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Description of Capital Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of August 26, 2015, 44,717,759 shares of common stock are outstanding.

The description below summarizes the material terms of our common stock, preferred stock, options and warrants and provisions of our amended and restated certificate of incorporation, bylaws and the warrant agreement. This description is only a summary. For more detailed information, you should refer to exhibits filed as part of the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Our stockholders are entitled to one vote for each share of common stock held on all matters to be voted on by stockholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Our stockholders have no liquidation, conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

Under the U.S. Citizenship and Cabotage laws principally contained in 46 U.S.C. §50501(a), (b) and (d) and 46 U.S.C. Chapter 551 and the regulations promulgated thereunder (the “Jones Act”) and so long as we operate U.S. flagged vessels in coastwise trade, at least 75% of the outstanding shares of each class or series of our capital stock must be beneficially owned and controlled by U.S. citizens within the meaning of the Jones Act. Certain provisions of our amended and restated certificate of incorporation are intended to facilitate compliance with this requirement.

Under the provisions of our amended and restated certificate of incorporation, any transfer, or attempted transfer, of any shares of capital stock will be void if the effect of such transfer, or attempted transfer, would be to cause one or more non-U.S. citizens in the aggregate to own (of record or beneficially) shares of any class or series of our capital stock in excess of 22% of the outstanding shares of such class or series.

In the event such restrictions voiding transfers would be ineffective for any reason, our amended and restated certificate of incorporation provides that if any transfer would otherwise result in the number of shares of any class or series of capital stock owned (of record or beneficially) by non-U.S. citizens being in excess of 22% of the outstanding shares of such class or series, such transfer will cause such excess shares to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries that are U.S. citizens. The proposed transferee will have no rights in the shares transferred to the trust, and the trustee, who is a U.S. citizen chosen by us and unaffiliated with us or the proposed transferee, will have all voting, dividend and distribution rights associated with the shares held in the trust. The trustee will sell such excess shares to a U.S. citizen within 20 days of receiving notice from us and distribute to the proposed transferee the lesser of the price that the proposed transferee paid for such shares and the amount received from the sale, and any gain from the sale will be paid to the charitable beneficiary of the trust.

These trust transfer provisions also apply to situations where ownership of a class or series of capital stock by non-U.S. citizens in excess of 22% would be exceeded by a change in the status of a record or beneficial owner thereof from a U.S. citizen to a non-U.S. citizen, in which case such person will receive the lesser of the market price of the shares on the date of such status change and the amount received from the sale. In addition, under our amended and restated certificate of incorporation, if the sale or other disposition of shares of common stock would result in non-U.S. citizens owning (of record or beneficially) in excess of 22% of the outstanding shares of common stock, the excess shares shall be automatically transferred to a trust for disposal by a trustee in accordance with the trust transfer provisions described above. As part of the foregoing trust transfer provisions, the trustee will be deemed to have offered the excess shares in the trust to us at a price per share equal to the lesser of (i) the market price on the date we accept the offer and (ii) the price per share in the purported transfer or original issuance of shares, as described in the preceding paragraph, or the market price per share on the date of the status change, that resulted in the transfer to the trust.

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As a result of the above trust transfer provisions, a proposed transferee that is a non-U.S. citizen or a record or beneficial owner whose citizenship status change results in excess shares may not receive any return on its investment in shares it purportedly purchases or owns, as the case may be, and it may sustain a loss.

To the extent that the above trust transfer provisions would be ineffective for any reason, our amended and restated certificate of incorporation provides that, if the percentage of the shares of any class or series of capital stock owned (of record or beneficially) by non-U.S. citizens is known to us to be in excess of 22% for such class or series, we, in our sole discretion, shall be entitled to redeem all or any portion of such shares most recently acquired (as determined by us in accordance with guidelines that are set forth in our amended and restated certificate of incorporation), by non-U.S. citizens, or owned (of record or beneficially) by non-U.S. citizens as a result of a change in citizenship status, in excess of such permitted percentage for such class or series at a redemption price based on a fair market value formula that is set forth in our amended and restated certificate of incorporation. Such excess shares shall not be accorded any voting, dividend or distribution rights until they have ceased to be excess shares, provided that they have not been already redeemed by us.

In order to assist our compliance with the Jones Act, our amended and restated certificate of incorporation permits us to require that any record or beneficial owner of any shares of our capital stock provide us with certain documentation concerning such owner’s citizenship. These provisions include a requirement that every person acquiring, directly or indirectly, five percent (5%) or more of the shares of any class or series of our capital stock must provide us with specified citizenship documentation. In the event that any person does not submit such requested or required documentation to us, our amended and restated certificate of incorporation provides us with certain remedies, including the suspension of the voting rights of the person’s shares owned by persons unable or unwilling to submit such documentation and the payment of dividends and distributions with respect to those shares into a segregated account.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any shares of preferred stock, we can provide no assurance that we will not do so in the future.

Warrants

As of August 26, 2015, 16,100,000 warrants are outstanding, consisting of 10,000,000 public warrants, 5,600,000 sponsor warrants and 500,000 conversion warrants.

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Public Warrants. Each public warrant currently entitles the registered holder to purchase one share of our common stock at a price of $11.50 per whole share, subject to adjustment as discussed below. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days of July 8, 2015, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise such public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis. If a warrant holder is able to exercise a public warrant on a cashless basis, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the public warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. Public warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful. The public warrants will expire on July 8, 2020 at 5:00 p.m., New York City time, unless early exercised or redeemed.

Sponsor Warrants and Conversion Warrants. The sponsor warrants and the conversion warrants are identical to the public warrants except that such warrants are exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective) or on a cashless basis pursuant to the formula set forth above, at the holder’s option, and will not be redeemable us, in each case so long as they are still held by the initial purchasers or their affiliates.

Redemption. We may call the warrants for redemption (excluding the sponsor warrants and any conversion warrants so long as they are still held by the initial purchasers or their affiliates), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $24.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” If a warrant holder is required to exercise a warrant on a cashless basis, such holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

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Warrant Agreement. The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants (including the sponsor and conversion warrants) in order to make any change that adversely affects the interests of the registered holders.

Adjustments. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

Exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Ownership Limitations. Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

Fractions. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in its business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

The NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIND” and our warrants are listed on The NASDAQ Capital Market under the symbol “LINDW.”

Outstanding Stock Options and 2015 Long-Term Incentive Plan

2015 Plan. Our board of directors and stockholders approved the 2015 Long-Term Incentive Plan (referred to as the “2015 Plan”) providing us with the ability to issue up to 2,500,000 shares of our common stock to our employees, consultants and non-employee directors. The 2015 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. As of August 26, 2015, no awards have been made under the 2015 Plan.

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Outstanding Stock Options. In connection with the mergers with Lindblad, certain stock options previously granted by Lindblad under the Lindblad Expeditions, Inc. 2012 Stock Incentive Plan (the “Lindblad Plan”) were assumed by us and converted into options to purchase shares of our common stock. We assumed outstanding stock options and converted such options into options to purchase an aggregate of 3,821,696 shares of our common stock with an exercise price of $1.76 per share. The options will vest and become exercisable as follows:

●	33.3% of the options vested on August 8, 2015. These options will expire on December 31, 2015 if not exercised on or before that date.

●	16.7% of the options will vest on January 1, 2016. These options will expire on December 31, 2016 if not exercised on or before that date.

●	25% of the options will vest on December 31, 2016. These options will expire on December 31, 2017 if not exercised on or before that date.

●	25% of the options will vest on December 31, 2017. These options will expire on December 31, 2018 if not exercised on or before that date.

The vesting schedule as set forth above is subject to the executive’s continued employment through the applicable vesting date, provided that in the event a Qualifying Termination occurs (as defined in each of the respective option award agreements), any such options that would have vested within the next 12 months following the termination date if the executive had remained employed will accelerate and vest upon termination.

Registration Rights

The holders of our founder’s shares issued and outstanding prior to our initial public offering, as well as the holders of the sponsor warrants and conversion warrants, are entitled to registration rights pursuant to a registration rights agreement. This registration statement relates to certain “piggy-back” registration rights that the holders are entitled to under the registration rights agreement with us. The holders of a majority of these securities are also entitled to make up to two additional demands that we register such securities. The holders of the majority of the founder’s shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Certain former stockholders of Lindblad, including Sven-Olof Lindblad, entered into a registration rights agreement with us with respect to our shares of common stock received as consideration for the mergers with Lindblad. Such rights include two demand registration rights and unlimited “piggy-back” registration rights on terms generally comparable to the registration rights applying to our founder’s prior to our initial public offering.

Delaware Law and Certain Charter and Bylaw Provisions

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors. Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

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Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares. Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

Our agreements with Sven-Olof Lindblad, Ian Rogers and Trey Byus each provide that we shall indemnify the executive to the fullest extent permitted by the laws of the State of Delaware against all damages, costs, expenses and other liabilities reasonably incurred or sustained in connection with any suit, action or proceeding the executive may be made a party by reason of being or having been a director or officer of the company or any of its subsidiaries, or having served in any other capacity or taken any other action purportedly on behalf of or at the request of the company or any of its subsidiaries.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

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SELLING SECURITY HOLDERS

The selling security holders may offer and sell, from time to time, any or all of the shares of common stock and warrants covered by this prospectus.

The securities being offering for resale by the selling security holders named in this prospectus or their permitted transferees consist of (i) 4,625,000 shares of our common stock originally sold in a private placement to our initial stockholders prior to our initial public offering; (ii) 5,600,000 sponsor warrants originally sold in a private placement that closed simultaneously with the consummation of our initial public offering and (iii) 500,000 conversion warrants issued in connection with conversion of $500,000 of convertible notes into warrants.

The selling security holders include the following individuals (or their affiliated entities): Mark D. Ein, L. Dyson Dryden, Lawrence Calcano, Richard C. Donaldson and Piyush Sodha. Messrs. Calcano, Donaldson and Sodha previously served as members of our Board of Directors until our mergers with Lindblad Expeditions, Inc. on July 8, 2015. Messrs. Ein and Dryden currently serve as members of our Board of Directors with Mr. Ein serving as Chairman of the Board. Prior to the mergers with Lindblad Expeditions, Inc. on July 8, 2015, Mr. Ein served as our Chief Executive Officer, Treasurer and Secretary, and Mr. Dryden served as our Chief Financial Officer. The securities being registered for resale by the selling security holders by this prospectus are pursuant to a registration rights agreement with us.

In connection with our initial public offering, each of the selling security holders entered into an escrow agreement pursuant to which their shares of common stock purchased prior to our initial public offering are held in escrow and may not be transferred (subject to limited exceptions) until twelve months after July 8, 2015 or earlier if, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after July 8, 2015, subject to certain exceptions. In addition, a portion of the shares are subject to forfeiture in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within the four years following July 8, 205. Such shares will be released from escrow at the same time as the other initial shares to the extent they have been earned at such time.

The selling security holders may offer, sell or distribute all or a portion of their securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling security holders of the securities owned by the selling security holders. We will bear all costs, expenses and fees in connection with the registration of these securities and the selling security holders will bear all commissions and discounts, if any, attributable to their sale of securities.

The following table provides, as of August 26, 2015, information regarding the beneficial ownership of our common stock and warrants held by each selling security holder, the securities that may be sold by each selling security holder under this prospectus and the number and percentage of securities that each selling security holder will beneficially own after this offering if they sell all such securities. The percentage of beneficial ownership is calculated based on 44,717,759 outstanding shares of common stock as of August 26, 2015. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of August 26, 2015 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The business address of each of the selling security holders is 509 7th Street, N.W., Washington, D.C. 20004.

Because each selling security holder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling security holder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling security holders and further assumed that the selling security holders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, after the date on which the information in the table is presented.

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We may amend or supplement this prospectus from time to time in the future to update or change this selling security holders list and the securities that may be resold.

See the section entitled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Name of Selling Security Holder	Number of Shares Beneficially Owned Prior to Offering		Number of Shares of Common Stock Offered	Number of Warrants Offered	Number of Shares Beneficially Owned After Offering
	Number	Percentage			Number	Percentage
Capitol Acquisition Management 2 LLC(1)	7,461,091	15.3%	3,456,416	4,004,675	--	--
L. Dyson Dryden(2)	2,380,142	5.2%	1,045,251	1,334,891	--	--
Lawrence Calcano(3)	294,589	*	41,111	253,478	--	--
Richard C. Donaldson(4)	294,589	*	41,111	253,478	--	--
Piyush Sodha(5)	294,589	*	41,111	253,478	--	--

1)	Represents shares held by Capitol Acquisition Management 2 LLC, of which Leland Investments Inc., an entity controlled by Mr. Ein, is the sole member. As a result, Mr. Ein has voting and dispositive control over such shares. Includes 3,625,173 sponsor warrants, 352,500 conversion warrants and 93,417 shares of incentive common stock, subject to forfeiture if the Company’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of July 8, 2015, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

2)	Includes 1,045,251 sponsor warrants, 117,500 conversion warrants and 28,250 shares of incentive common stock, subject to forfeiture if the Company’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of July 8, 2015, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

3)	Includes 243,478 sponsor warrants, 10,000 conversion warrants and 1,111 shares of incentive common stock, subject to forfeiture if the Company’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of July 8, 2015, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

4)	Includes 243,478 sponsor warrants, 10,000 conversion warrants and 1,111 shares of incentive common stock, subject to forfeiture if the Company’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of July 8, 2015, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

5)	Includes 243,478 sponsor warrants, 10,000 conversion warrants and 1,111 shares of incentive common stock, subject to forfeiture if the Company’s common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period within 4 years of July 8, 2015, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions.

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Plan of Distribution

Issuance of Common Stock Underlying Warrants:

Pursuant to the terms of the warrants, shares of our common stock will be issued to those warrant holders who, directly or through their broker, banker, trustee or other nominee, surrender the certificates representing the warrants or provide exercise instructions with respect to uncertificated warrants and provide payment of the exercise price, or select the cashless exercise option, if available, to the warrant agent. We do not know if or when any warrants will be exercised. We also do not know whether or in what manner any of the shares of common stock acquired upon exercise will be sold.

We will bear all costs, expenses and fees in connection with the registration and issuance of the common stock issuable upon exercise of the warrants. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the common stock.

Resale of Common Stock and Warrants by Selling Security Holders:

We are registering common stock and warrants offered by this prospectus on behalf of the selling security holders named herein. The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common stock and/or warrants received after the date of this prospectus from a selling security holder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling security holders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	in underwritten transactions;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling security holders to sell a specified number of such securities at a stipulated price;

●	distribution to members, limited partners or stockholders of selling security holders;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling security holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling security holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling security holders named herein. However, we will receive proceeds from the exercise of the warrants if they are exercised by a holder thereof for cash.

The selling security holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that the rule is available and they meet the criteria and conform to the requirements of that rule.

The selling security holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

To the extent required, the securities to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, as amended. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended.

We have agreed to indemnify the selling security holders against liabilities, including certain liabilities under the Securities Act of 1933, as amended and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus. All discounts, commissions or fees incurred in connection with the sale of securities offered hereby will be paid by the selling security holders.

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

Incorporation of Certain Documents by Reference

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2014;

●	our Definitive Proxy Statements filed on June 19, 2015 and May 4, 2015;

●	our Definitive Merger Proxy Statement filed June 24, 2015;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

●	our Current Reports on Form 8-K filed January 8, 2015; February 11, 2015, March 10, 2015 (excluding Item 7.01 and related exhibits); March 19, 2015; March 20, 2015; April 21, 2015; May 4, 2015; May 15, 2015 (excluding Item 7.01 and related exhibits); May 22, 2015; July 1, 2015; July 8, 2015 (excluding Item 7.01 and the related exhibits); July 10, 2015 (as amended on August 7, 2015 and on September 2, 2015); August 3, 2015; and August 4, 2015 (excluding Item 7.01 and the exhibit related thereto); and

●	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed April 29, 2013, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

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We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Lindblad Expeditions Holdings, Inc.

96 Morton Street, 9th Floor

New York, NY 10014

(212) 261-9000

You can also find these filings on our website at www.expeditions.com. We are not incorporating the information on our website other than these filings into this prospectus.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The financial statements of Capitol Acquisition Corp. II at December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 have been so incorporated herein in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon such firm’s authority as an expert in auditing and accounting.

The financial statements of Lindblad Expeditions, Inc., a New York corporation, at December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 have been so incorporated herein in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon such firm’s authority as an expert in auditing and accounting.

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